CONSENT OF INDEPENDENT AUDITORS


Board  of  Directors
Rubber Technology International, Inc.

We consent to the incorporation by reference in this Registration Statement of Rubber Technology International, Inc. (the "Company") on Form S-8 of our report dated February 22, 2001, on our audit of the consolidated financial statements of the Company as of November 30, 2000, and for each of the years in the two-year period then ended, which report is included in the Company's Annual Report on Form 10-KSB. We also consent to the use of our name as it appears under the caption "Experts."



December 7,  2001                                John P. Semmens